Exhibit 10.6

DATED	[◆] 2020

(1) PURETECH HEALTH PLC

- and -

(2) [INSERT NAME]

DEED OF INDEMNITY

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	INDEMNITY	1

3.	ENTIRE AGREEMENT	4

4.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	4

5.	GOVERNING LAW AND JURISDICTION	4

6.	COUNTERPARTS	4

THIS DEED is made on	[◆] 2020

BETWEEN:

(1)	PURETECH HEALTH PLC (company number 09582467) whose registered office is at C/O TMF Group, 8th Floor, 20 Farringdon Street, London, EC4A 4AB) (“Company”); and

(2)	[INSERT NAME] of [INSERT ADDRESS] (“Director”).

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

“Application for Relief” means an application for relief under section 661(3) or (4) or section 1157 Companies Act 2006;

“Board” means the Board of Directors of the Company from time to time or its duly authorised representative;

“Final” has the meaning given in section 234(5) Companies Act 2006;

“Group Company” means any company within the group, being the Company and all companies which are for the time being either a Holding Company of the Company or a Subsidiary of either the Company or any such Holding Company; and

“Subsidiary” and “Holding Company” shall have the meanings ascribed to them by section 1159 of the Companies Act 2006 or any statutory modification or re-enactment thereof but for the purposes of section 11590) Companies Act 2006 a company shall be treated as a member of another company if any shares in that other company are registered in the name of (i) a person by way of security (where the company has provided the security) or (ii) a person as nominee for the company.

1.1	The headings in this agreement are included for convenience only and shall not affect its interpretation or construction.

1.2	References to any legislation shall be construed as references to legislation as from time to time amended, re-enacted or consolidated.

1.3	References to clauses and the parties are respectively to clauses of and the parties to this agreement.

1.4	Save as otherwise defined words and expressions shall be construed in accordance with the Interpretation Act 1978.

2.	INDEMNITY

2.1

Subject to clause 2.2, the Company shall, to the fullest extent permitted by law and without prejudice to any other indemnity to which the Director may be entitled, indemnify and keep indemnified the Director against all actions, claims, demands, liabilities, proceedings and judgments (“Claims”) which he may suffer or incur in relation to any negligence, default, breach of duty or breach of trust by the Director, whether instigated, imposed or incurred under the laws of England and Wales or the law of any other jurisdiction and arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of the Director’s powers, duties or responsibilities as a director or officer of the Company or any Group Company together with all reasonable costs and expenses (including legal and professional fees) and tax incurred in relation thereto.

2.2	The Company shall not indemnify the Director against any liability incurred by the Director:

(a)	to the Company or any Group Company (as applicable);

(b)

to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

(c)	in defending any criminal proceedings in which the Director is convicted and such conviction is Final;

(d)	in defending any civil proceedings brought by the Company or any Group Company in which Final judgment is given against the Director;

(e)	in connection with an Application for Relief in which the court refuses to grant relief to the Director and such refusal is Final;

(f)	which, in the reasonable opinion of the Board, is a result of fraud or wilful misconduct by the Director; or

(g)	in defending any proceedings brought by a regulatory authority in which a penalty is imposed on the Director.

2.3	Any indemnity payment by the Company to the Director pursuant to clause 2.1 is conditional upon compliance by the Director with clause 2.10, to the extent applicable in the circumstances.

2.4

Without prejudice to the generality of the indemnity set out in clause 2.1, the Company may at its sole discretion agree to fund all or part of the legal and other costs and expenses incurred or to be incurred by the Director in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Group Company or in connection with an Application for Relief. Any request for funding under this clause shall be made in writing by the Director to the Company and determined by resolution of the Board, subject to such conditions as the Board thinks fit.

2.5	Any funding provided to the Director pursuant to clause 2.4 shall be treated as a loan from the Company to the Director repayable on demand and otherwise repayable on the terms set out in clause 2.6.

2.6	In the event that:

(a)	judgment is given against the Director in civil proceedings;

(b)	judgment is given against the Director in criminal proceedings; or

(c)	the court refuses to grant the Director relief in connection with an Application for Relief,

the Director shall repay to the Company any amounts advanced by the Company in relation to such matters pursuant to clause 2.4 no later than the date on which such judgment, conviction or refusal of relief (as applicable) becomes Final.

2.7

The Company shall use all reasonable endeavours to provide and maintain appropriate directors’ and officers’ liability insurance (including ensuring that premiums are properly paid) for the benefit of the Director for so long as any Claims may lawfully be brought against the Director

2.8

If, in relation to any matter funds have been advanced to the Director pursuant to clause 2.4 and the Director is entitled to an indemnity in relation to that matter pursuant to clause 2.1, the amount that the Director is or remains liable to repay the Company pursuant to clause 2.4 shall be set against the amount that the Company is liable to pay to the Director by way of indemnity pursuant to clause 2.1, and each party’s liability to the other shall be reduced or extinguished accordingly.

2.9	The Director undertakes that:

(a)

he will account to HM Revenue and Customs for any tax or national insurance contributions (“Tax”) payable as a result of any payment made under clause 2.1 or 2.4 and the Director agrees to indemnify, the Company and all Group Companies on a continuing basis against such Tax; and

(b)

if the Company or any Group Company is liable to account to HM Revenue and Customs for any Tax (including employers national insurance contributions) as a result of any payment made under clause 2.1 or 2.4 the Director will, at the written request of such company, immediately pay to such company in cleared funds an amount equal to the Tax and the Director agrees to indemnify the Company and all Group Companies on a continuing basis against such Tax.

2.10	If the Director becomes aware of any circumstances which might give rise to the Company being required to make any payment under clause 2.1 and/or advance funds under clause 2.4, the Director shall:

(a)	forthwith give written notice of such circumstances to the Company setting out all available information;

(b)

not make any admission of liability, agreement or compromise with any person in relation to any such circumstances without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed;

(c)	at the Company’s expense, take such action and give such information and access to documents and records to the Company and its professional advisers as the Company may reasonably request; and

(d)

give to the Company all such assistance as the Company and/or its insurers may reasonably require in avoiding, disputing, resisting, settling compromising, defending or appealing any claim and shall instruct such solicitors or other professional advisers that may have been nominated to act on behalf of the Company, any Group Company or the Director.

2.11

In the event of any payment by the Company to the Director pursuant to the indemnity set out in clause 2.1, the Company shall have subrogation rights against third parties, including, for the avoidance of doubt, any claim under any applicable directors’ and officers’ insurance policy, and the Director shall execute all documentation required and shall do all things necessary to grant such subrogation rights to the Company, including:

(a)	executing any documents necessary to enable the Company to bring an action against any third party in the name of the Director; and

(b)	providing assistance to the Company as a witness in respect of any claim against a third party.

3.	ENTIRE AGREEMENT

3.1

This agreement constitutes the entire agreement and understanding between the parties in respect of the matters dealt with in it and supersedes any previous agreement between the parties relating to such matters notwithstanding the terms of any previous agreement or arrangement expressed to survive termination.

3.2

This agreement shall remain in force until such time as any relevant limitation periods for bringing Claims against the Director have expired, or for so long as the Director remains liable for any losses, damages, penalties, liabilities, compensation or other awards arising in connection with any such Claims.

3.3

Each of the parties acknowledges and agrees that in entering into this agreement it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) other than as expressly set out in this Agreement. The only remedy available to either party in respect of any such statement, representation, warranty or understanding shall be for breach of contract under the terms of this Agreement.

3.4	Nothing in this clause 3 shall operate to exclude any liability for fraud.

4.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

5.	GOVERNING LAW AND JURISDICTION

This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation including non contractual disputes or claims shall be construed and governed in accordance with the laws of England and Wales and the parties submit to the exclusive jurisdiction of the Courts of England and Wales over any claim or matter arising under or in connection with this agreement.

6.	COUNTERPARTS

This agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

IN WITNESS whereof the parties have executed this agreement as a deed on the date of this agreement.

Executed as a deed, but not delivered until the	)
first date specified on page 1, by PURETECH	)
HEALTH PLC by a director in the presence	)
of a witness:	)	Signature

Name (block capitals)
Director

Witness signature

Witness name
(block capitals)

Witness address

Signed as a deed by [INSERT NAME] in the presence of a witness:	) ) )	Signature
Witness signature

Witness name
(block capitals)

Witness address